EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our Auditors’ report, dated March 23, 2012, accompanying the audited consolidated financial statements for the years ended December 31, 2011 and 2010 of Flexible Solutions International Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s.333-139815 and 333-176556).

Chartered Accountants

Burnaby, BC, Canada
March 29, 2012

ACCOUNTING › CONSULTING › TAX 2300, 1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1 1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca